Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) may be competitively harmful if publicly disclosed.

Amendment No. 1

to the

Collaboration and License Agreement

This Amendment No. 1 (“Amendment”) to the Collaboration and License Agreement effective November 16, 2022 (“Agreement”) by and between CytomX Therapeutics, Inc., having an address at 151 Oyster Point Blvd., Suite 400, South San Francisco, California 94080, U.S.A. (“CytomX”), and Regeneron Pharmaceuticals, Inc., a New York company with a business address located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, U.S.A. (“Regeneron”) shall be effective as of June 28, 2024 (“Amendment No. 1 Effective Date”) IF DOCVARIABLE main_contracting_party_type \* CHARFORMAT Legal entity = "Physical person" " DOCVARIABLE main_contracting_party_title \* CHARFORMAT Contracting Party Title DOCVARIABLE main_contracting_party_first_name \* CHARFORMAT Contracting party first name DOCVARIABLE main_contracting_party_last_name \* CHARFORMAT Contracting party last name" \* CHARFORMAT. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Regeneron and CytomX find it in their respective interests to amend the Agreement to clarify certain terms related to the FTE Rate;

NOW THEREFORE, in consideration of the foregoing and the agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Section 1.51 of the Agreement shall be deleted in its entirety and replaced with the following new Section 1.51:

Section 1.51 “FTE Rate” means (i) for the period commencing on the Effective Date and ending on December 31, 2023, [***] per FTE per year, and (ii) for each Calendar Year thereafter, the FTE Rate shall be adjusted as of January 1, [***] and annually thereafter to reflect any year-to-year percentage change in the U.S. CPI for the twelve (12) month period ending June 30 of the prior Calendar Year preceding the Calendar Year for which the adjustment is being made (where Consumer Price Index or CPI means the Consumer Price Index - Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84=100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index) (e.g., for the FTE Rate change commencing January 1, [***], the published change in CPI from June 30, [***] to June 30, [***] shall be used as set forth in Exhibit A to this Amendment). For clarity, the FTE Rate is [***].

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2. Except as specifically amended herein, all other terms of the Agreement shall remain in full force and effect. The Parties may execute this Amendment in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. The Amendment may be executed or delivered electronically or by facsimile transmission, and the Parties hereby agree that any electronic, digital, or facsimile signatures hereto are legal, valid and enforceable as originals.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 as of the Amendment No. 1 Effective Date.

Regeneron Pharmaceuticals, Inc. By: /s/ Kerry Reinertsen Name: Kerry Reinertsen Title: SVP, Strategic Alliances Date: July 1, 2024 Approved as to legal form per Regeneron Policy #950	CytomX Therapeutics, Inc. By: /s/ Lloyd Rowland Name: Lloyd Rowland Title: SVP, General Counsel Date: June 27, 2024

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EXHIBIT A

[***]

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